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                                                                   EXHIBIT 10.14

                                  July 27, 2000




flightserv.com
3343 Peachtree Road, N.E.
Suite 530
Atlanta, GA 30326


         RE: TERMINATION OF THE EMPLOYMENT AGREEMENT BETWEEN ARTHUR G. WEISS AND FLIGHTSERV.COM

Gentlemen:

         This Letter Agreement (the "Agreement"), when countersigned by you, will confirm our agreement with respect to the termination of my employment agreement dated January 1, 1999, (the "Employment Agreement") between flightserv.com (the "Company") and myself and my engagement by the Company as a consultant.

         1.       TERMINATION OF EMPLOYMENT AGREEMENT

                  The Employment Agreement is hereby terminated as of July 27, 2000, and neither the Company nor I shall have any obligations arising out of or relating to the Employment Agreement.

         2.       COMPENSATION

         For the six months beginning July 27, 2000, and ending on January 26, 2001, I consent and agree to provide consulting services to the Company; provided, however, I shall not be obligated to consult for any fixed or set hours, nor will my consulting agreement preclude me from accepting other employment. As full and complete compensation for my agreement to provide consulting services herein, and for any such services so provided, the Company shall pay me $4,000 per month.

         3.       GENERAL RELEASE AND OTHER AGREEMENTS OF ARTHUR G. WEISS

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         In exchange for the consideration provided by the Company pursuant to this Agreement, I enter into the following release (hereinafter the "General Release"):

                  (a) Except for the rights and obligations provided by or arising under this Agreement, I hereby release, acquit, withdraw, retract and forever discharge any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which I now have or may have hereafter, directly or indirectly, personally or in a representative capacity, against the Company, and its successors, administrators, fiduciaries, parents, subsidiaries, affiliates, officers, directors, shareholders, representatives, agents, employees, and all persons acting through or in connection with the Company by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, the date of execution of this Agreement. This General Release includes, but is not limited to, all claims, manner of actions, causes of action in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which arise under Title VII of the Civil Rights Act of 1964, as amended; The Age Discrimination in Employment Act; The Americans with Disabilities Act; The Employee Retirement Income Security Act of 1974, as amended; the Georgia Equal Employment for Persons with Disabilities Code; any other federal, state or local statute or ordinance respecting discriminatory hiring or employment practices or civil rights laws based on protected class status; common law claims of intentional or negligent infliction of emotional distress, negligent hiring, breach of contract, breach of the covenant of good faith and fair dealing, promissory estoppel, negligence, wrongful termination of employment; and all other claims of any type or nature, including any claim in contract or tort, and including any claim for attorneys' fees. The parties intend that this General Release shall discharge all claims against the released parties to the extent permitted by law, but shall not discharge claims arising out of any events which may occur after the date of execution of this Agreement nor shall this General Release release or adversely affect any of my rights to indemnification pursuant to the Company's certificate of incorporation, bylaws, separate agreements of indemnity, and officers and directors liability insurance all of which the Company agrees by its signature hereto that I retain in full in accordance with the respective terms thereof. The Company acknowledges that there is presently in force a valid and enforceable existing agreement of indemnity between the Company and me, a copy of which shall be attached as an exhibit to this Agreement.

                  (b) Except as necessary to enforce the terms of this Agreement, I may not sue the Company or any other released party concerning any of the matters covered by this Agreement. In the event that I sue the Company or any other released party concerning any of the matters covered by this Agreement, I agree that I will forfeit or tender back to the Company all compensation provided to me under, or in respect of, Section 2 of this Agreement.

                  (c) I warrant and represent that I have filed no charge or complaint against the Company, nor commenced any other administrative action against the Company in any local, state or federal agency. I further warrant and represent that I am not presently a named plaintiff

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in any lawsuit, filed in any jurisdiction, in which the Company is a party. In the event that any of these warranties and representations are incorrect, the Company shall have the absolute right (but not the obligation) to terminate this Agreement, and to demand and have immediately returned to the Company all consideration paid by it to me pursuant to this Agreement. Further, the Company shall be entitled to be indemnified and held harmless by me for any breach of the warranty and representation contained in this Section, and to recover from me all costs and expenses incurred as a result of my breach of the warranty and representation contained in this Section, and all costs and expenses incurred in defending any now pending legal or administrative proceeding, in which I am a named party. Costs and expenses, for purposes of this Section, shall include, but not be limited to, attorneys' fees and other legal costs.

                  (d) Nothing in this Agreement should be construed as a release by me of, or an agreement by me not to sue on, any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts, or expenses arising out of any matter, cause, acts, conduct, claims, or events which may occur after the date of execution of this Agreement. Further, I shall not be deemed to have released any vested rights under any stock option plan.

                  (e) Neither the negotiation, undertaking or signing of this Agreement constitutes or operates as an acknowledgment or admission by the Company, or any other released party, that any of them have violated or failed to comply with any provision of federal or state constitutions, statutes or laws, including but not limited to those set forth in Section 2(a) above or that any claims under the principles of common law, including but not limited to those set forth in Section 2(a) above, exist or may exist.

                  (f) I represent and agree that I have had a full and adequate opportunity to discuss and consider any claims that I believe I may have against the Company. Further, I represent and agree that: (i) this Agreement is written in an understandable manner; (ii) this Agreement and the promises made in this Agreement by me are granted in exchange for consideration which is in addition to anything of value to which I am otherwise entitled;
(iii) the payments and other consideration provided by the Company pursuant to this Agreement constitute adequate consideration for the affirmations, waivers, releases, discharges and other agreements made by me in this Agreement; (iv) the payments and other consideration provided by the Company pursuant to this Agreement are accepted by me as full and final satisfaction for any claim against the Company available to me under the law; (v) I have been advised to, and have had an opportunity to consult with, an attorney prior to deciding whether to enter into this Agreement; (vi) I have been given adequate time, and at least twenty-one (21) days, within which to consider this Agreement prior to executing it; and (vii) I have the power and authority to contract to bind myself to this Agreement.

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         4.       GENERAL RELEASE AND OTHER AGREEMENTS OF THE COMPANY

                  (a) In exchange for the consideration provided by me pursuant to this Agreement, the Company enters into the following release:

                  Except for the rights and obligations provided by or arising under this Agreement, the Company hereby releases, acquits, withdraws, retracts and forever discharges any and all claims, manner of actions, causes of action, in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, personally or in a representative capacity, against me by reason of any act, omission, matter, cause or thing whatsoever, from the beginning of time to, and including, the date of execution of this Agreement. This General Release includes, but is not limited to, all claims, manner of actions, causes of action in law or in equity, suits, judgments, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, costs, expenses or disputes, known or unknown, fixed or contingent, which arise under any federal, state or local statute or ordinance; common law claims; and all other claims of any type or nature, including any claim in contract or tort, and including any claim for attorneys' fees. The parties intend that this release shall discharge all claims against me to the extent permitted by law, but shall not discharge claims arising out of any events which may occur after the date of execution of this Agreement.

                  (b) Except as necessary to enforce the terms of this Agreement, the Company may not sue me concerning any of the matters covered by this Agreement. In the event that the Company sues me concerning any of the matters covered by this Agreement, the Company will forfeit or tender back to me all consideration provided by me to it under, or in respect of, Section 2 of this Agreement.

                  (c) the Company warrants and represents that it is not presently a named plaintiff in any lawsuit, filed in any jurisdiction, in which the I am a party. In the event that this warranty and representation is incorrect, I shall have the absolute right (but not the obligation) to terminate this Agreement, and to demand and have immediately returned to me all consideration paid by me to the Company pursuant to this Agreement. Further, I shall be entitled to be indemnified and held harmless by the Company for any breach of the warranty and representation contained in this Section, and to recover from the Company all costs and expenses incurred as a result of the Company 's breach of the warranty and representation contained in this Section, and all costs and expenses incurred in defending any now pending legal or administrative proceeding, in which the Company is a named party. Costs and expenses, for purposes of this Section, shall include, but not be limited to, attorneys' fees and other legal costs.

                  (d) Nothing in this Agreement should be construed as a release by the Company of, or an agreement by the Company not to sue on, any charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, costs, losses, debts, or

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expenses arising out of any matter, cause, acts, conduct, claims, or events which may occur after the date of execution of this Agreement.

                  (e) Neither the negotiation, undertaking or signing of this Agreement constitutes or operates as an acknowledgment or admission by me that I have violated or failed to comply with any provision of federal or state constitutions, statutes or laws, including but not limited to those set forth in
Section 3(a) above or that any claims under the principles of common law, including but not limited to those set forth in Section 3(a) above, exist or may exist.

         In consideration of the forgoing, the Company hereby unconditionally releases me from all obligations under the Employment Agreements and unconditionally waives all rights granted to the Company thereunder.

                                Very truly yours,



                                Arthur G. Weiss



Confirmed and agreed:


flightserv.com


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By:
Its: